UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): MAY 7, 2008
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously reported, on December 21, 2007, Atari received a notice from The Nasdaq Stock Market advising that Atari was not in compliance with Nasdaq Marketplace Rule 4450(b)(3) (the “Rule”) because the aggregate market value of Atari’s publicly held shares was less than $15 million for 30 consecutive business days prior to such date. Pursuant to Nasdaq Marketplace Rule 4450(e)(1), Atari had 90 calendar days, or until March 20, 2008, to regain compliance with the Rule. On March 24, 2008, Atari received a Nasdaq Staff Determination Letter from the Nasdaq Listing Qualifications Department stating that Atari had failed to regain compliance with the Rule during the required period, and that the Nasdaq Staff had therefore determined that Atari’s securities were subject to delisting, with trading in Atari’s securities to be suspended on April 2, 2008 unless Atari requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). On March 27, 2008, Atari requested a hearing, which stayed the suspension of trading and delisting until the Panel issued a decision following the hearing. The hearing was held on May 1, 2008.
     On May 7, 2008, Atari received a letter from The Nasdaq Stock Market advising Atari that the Panel had determined to delist Atari’s securities from The Nasdaq Stock Market, and will suspend trading in Atari’s securities effective with the open of business on Friday, May 9, 2008. Atari has 15 calendar days from May 7, 2008 to request that the Nasdaq Listing and Hearing Review Council review the Panel’s decision. Atari plans to request such review. Requesting a review does not by itself stay the trading suspension action.
     Following the delisting of Atari’s securities, Atari expects to be eligible for quotation on the OTC Bulletin Board®, a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. However, quotation on the OTC Bulletin Board will depend on whether one or more market makers will apply to quote Atari’s securities. No assurance can be given that market makers currently making a market in Atari’s common stock will continue to make a market in Atari’s common stock or that Atari’s common stock will continue to be eligible for quotation on the OTC Bulletin Board. If Atari’s common stock is not quoted on the OTC Bulletin Board beginning on May 9, 2008, the common stock will trade on the Pink Sheets®, a real-time quotation service maintained by Pink Sheets LLC, beginning on May 9, 2008.
     On May 8, 2008, Atari issued a press release reporting the receipt of the May 7, 2008 letter from The Nasdaq Stock Market described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed herewith:
99.1	Press release dated May 8, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Jim Wilson
Jim Wilson
Chief Executive Officer and President

Date: May 8, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated May 8, 2008